UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 3, 2012 (January 31, 2012)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 31, 2012, SM Energy Company (the “Company”) issued a press release announcing that it will hold its fourth quarter and full year 2011 earnings teleconference call on February 23, 2012 at 8:00 a.m. mountain time. The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

On February 2, 2012, the Company also issued a press release announcing that the Company commenced an offer to exchange $350 million of its 6 1/2% Senior Notes due 2021, which have been registered under the Securities Act, in exchange for $350 million of its outstanding 6 1/2% Senior Notes due 2019, which were issued on November 8, 2011, in a private placement. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of the Company dated January 31, 2012, entitled “SM Energy Schedules Fourth Quarter and Full Year 2011 Earnings Conference Call”
	Exhibit 99.2	Press release of the Company dated February 2, 2012, entitled “SM Energy Announces Exchange Offer for $350 Million of its 6 1/2% Senior Notes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	February 3, 2012	By:	/s/ David W. Copeland
David W. Copeland
Senior Vice President, General Counsel and Corporate Secretary